                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.


/s/ Arthur Andersen LLP
-----------------------



Atlanta, Georgia
January 15, 1999